UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2005

Transkaryotic Therapies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21481	04-3027191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

2004 Executive Compensation

On March 24, 2005, the Compensation Committee of the Board of Directors of Transkaryotic Therapies, Inc. (the “Company”) approved cash bonuses and granted options to purchase common stock for the Company’s executive officers as follows:

Executive Officer	Cash Bonus	Number of Shares Underlying Options

Michael Astrue	$275,000	125,000
David Pendergast	$150,000	50,000
Renato Fuchs	$132,000	25,000
Gregory Perry	$75,000	15,000
Neil Kirby	$62,500	15,000

Each of the options was granted pursuant to the Company’s 2002 Stock Incentive Plan, has an exercise price of $23.79 per share, the closing price per share of the Company’s common stock on the NASDAQ National Market on March 24, 2005, and vests in three equal annual installments with the first annual installment vesting on March 24, 2006.

2005 Management Bonus Plan

On March 24, 2005, the Compensation Committee of the Company’s Board of Directors adopted and approved the TKT Management Bonus Plan.  The Management Bonus Plan provides for the award of cash bonuses, stock options or a combination of both to management employees of the Company, including the Company’s executive officers.  Stock options under the Management Bonus Plan are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in three equal annual installments.

Under the Management Bonus Plan, cash bonus targets and stock option targets are established for each management employee at the beginning of or during the fiscal year.  Cash bonuses are targeted as a percentage of each management employee’s base salary and options are targeted against a specified number of shares.  Bonuses and stock options are granted under the Management Bonus Plan based on the achievement of Company goals and individual goals with half of the bonus generally reflecting the achievement of Company goals and half of the bonus generally reflecting the achievement of individual goals.  These goals are determined at the beginning of or during the fiscal year.  Under the Management Bonus Plan, each management employee receives a bonus plan schedule at the beginning of or during the fiscal year describing the Company goals, such employee’s individual goals, a cash bonus target and a stock option target.

Notwithstanding the stated goals and targets, the Management Bonus Plan provides that bonuses will be granted in the sole discretion of the Company and that the cash bonuses awarded and the stock options granted may be higher than the targeted amount or lower than the targeted amount whether or not the Company goals and/or the individual goals are achieved.

1

In connection with the adoption of the TKT Management Bonus Plan, on March 24, 2005, the Compensation Committee of the Company’s Board of Directors approved the Company goals for 2005 and the cash bonus targets and stock option targets for each management employee.  The Company goals for 2005 include the achievement of:

•             specified 2005 product sales for Replagal;

•             specified clinical and regulatory milestones for I2S, GA-GCB and Dynepo;

•             specified development milestones for the Company’s other products in development;

•             specified business development objectives; and

•             other corporate infrastructure and financial goals.

The cash bonus targets and stock option targets for the Company’s executive officers for 2005 are as follows:

Executive Officer	Cash Bonus Target as a Percentage of Salary	Stock Option Target

Michael Astrue	50%	125,000
David Pendergast	40%	50,000
Renato Fuchs	30%	25,000
Gregory Perry	30%	25,000
Neil Kirby	30%	25,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005		TRANSKARYOTIC THERAPIES, INC.

	By:	/s/ Michael J. Astrue
Michael J. Astrue
President and Chief Executive Officer